UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2007

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

(813) 207-7700

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 7, 2007, Switch & Data Facilities Company, Inc. (“Switch & Data”), entered into a settlement agreement (the “Settlement Agreement”) with certain persons who had filed a lawsuit in a Delaware state court captioned Taub, et al. v. Switch & Data Facilities Co., et al., C.A. No. 2702-VCL. In the lawsuit (which was previously described in our Registration Statement on Form S-1, our Annual Report on Form 10-K and each of our Quarterly Reports on Form 10-Q), the Plaintiffs challenged actions in connection with Switch & Data’s February 2007 initial public offering and related corporate reorganization and sought a declaratory judgment for appraisal rights with respect to such actions. Pursuant to the Settlement Agreement, and in exchange for the execution of mutual full and complete releases of all claims which were raised or could have been raised in the referenced matter, Switch & Data agreed to pay plaintiffs’ attorney fees of $50,000.

A copy of the Settlement Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Agreement of Settlement and Release – Taub, et al. v. Switch and Data Facilities Co., et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

DATE: September 12, 2007	By:	/s/ Clayton Mynard
Clayton Mynard
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement of Settlement and Release – Taub, et al. v. Switch and Data Facilities Co., et al.